UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2026

Eagle Bancorp Montana, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-34682 (Commission File Number)	27-1449820 (IRS Employer Identification No.)
1400 Prospect Ave. Helena, MT 59601 (Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (406) 442-3080

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class Common Stock, par value $0.01 per share	Trading Symbol(s) EBMT	Name of each exchange on which registered Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2026, Eagle Bancorp Montana, Inc. (the “Company”), the holding company of Opportunity Bank of Montana (the “Bank”), and Mark A. O’Neill, Senior Vice President and Chief Lending Officer agreed that Mr. O’Neill will step down from his current position with the Company and the Bank. Mr. O’Neill will cease serving as Chief Lending Officer and will no longer be an executive officer of the Company, effective March 10, 2026 (the “Effective Date”).

Effective as of the Effective Date, Mr. O’Neill’s Chief Lending Officer responsibilities will be assumed on an interim basis by Darryl Rensmon. Mr. Rensmon serves as the Company’s Chief Operating Officer.

On the Effective Date, Mr. O’Neill will remain employed by the Company and the Bank and transition to the position of Vice President / Business Development Officer to provide additional support for the Company’s strategic market initiatives.

Mr. O’Neill’s transition from his current position was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BANCORP MONTANA, INC.
Date: February 26, 2026	By:	/s/ Laura F. Clark
Laura F. Clark
President and Chief Executive Officer

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